UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On July 28, 2006, Santarus, Inc. (“Santarus”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Comerica Bank (“Comerica”).
     The credit facility under the Loan Agreement consists of a revolving line of credit, pursuant to which Santarus may request advances in an aggregate outstanding amount not to exceed $20,000,000. Under the Loan Agreement, the revolving loan bears interest, as selected by Santarus, at either the variable rate of interest, per annum, most recently announced by Comerica as its “prime rate” or the LIBOR rate (as computed in the LIBOR Addendum to the Loan Agreement) plus 2.25 percent. Interest payments on advances made under the Loan Agreement are due and payable in arrears on the first calendar day of each month during the term of the Loan Agreement.
     Amounts borrowed under the Loan Agreement may be repaid and re-borrowed at any time prior to July 28, 2009. The Loan Agreement will remain in full force and effect for so long as any obligations remain outstanding or Comerica has any obligation to make credit extensions under the Loan Agreement. Loan proceeds are expected to be used by Santarus to support its ongoing working capital needs and for general corporate purposes.
     Amounts borrowed under the Loan Agreement are secured by all personal property of Santarus, including but not limited to all accounts receivable, deposit accounts, equipment, inventory, general intangibles and all cash proceeds relating to the foregoing. However, the collateral does not include any intellectual property, such as patents, copyrights, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any such intellectual property; provided, however, that the collateral includes all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, such intellectual property.
     Under the Loan Agreement, Santarus is subject to certain affirmative and negative covenants, including limitations on its ability: to convey, sell, lease, license, transfer or otherwise dispose of assets; to create, incur, assume, guarantee or be liable with respect to certain indebtedness; to grant liens; to pay dividends and make certain other restricted payments; and to make investments.
     In addition, under the Loan Agreement Santarus is required to maintain a balance of cash with Comerica in an amount of not less than $4,000,000 and to maintain any other cash balances with either Comerica or another financial institution covered by a control agreement for the benefit of Comerica. Santarus is also subject to certain financial covenants with respect to a minimum liquidity ratio and, when balances exceed $15,000,000, minimum EBITDA requirements.
     The Loan Agreement, and the associated LIBOR Addendum, are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Loan Agreement, and the associated LIBOR Addendum, is qualified in its entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Loan and Security Agreement, dated as of July 28, 2006, by and between Santarus, Inc. and Comerica Bank.

10.2	LIBOR Addendum to Loan and Security Agreement, dated as of July 28, 2006, by and between Santarus, Inc. and Comerica Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: August 1, 2006	By:	/s/ Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and Chief Executive Officer

EXHIBIT INDEX
10.1	Loan and Security Agreement, dated as of July 28, 2006, by and between Santarus, Inc. and Comerica Bank.

10.2	LIBOR Addendum to Loan and Security Agreement, dated as of July 28, 2006, by and between Santarus, Inc. and Comerica Bank.